FORM OF

SECOND AMENDMENT TO

O’CHARLEY’S INC.

EXECUTIVE EMPLOYMENT AGREEMENT

(the “Amendment”)

O’CHARLEY’S INC.

(the “Company”)

And

[EXECUTIVE NAME]

(“Executive”)

March 11, 2009

BACKGROUND

A.    Executive is currently employed as the Company’s [INSERT JOB TITLE] and is party to that certain O’Charley’s Inc. Executive Employment Agreement dated as of November 6, 2007 by and between the Company and Executive (the “Agreement”).

B.        The Company and Executive previously entered into that certain First Amendment to the Agreement dated January 12, 2009, pursuant to which, among other things, the initial term of the Agreement was extended through August 29, 2011.

C.        The Company and Executive desire to further amend the Agreement to further extend the term until March 2, 2012, consistent with the Company’s desire to retain the services of Executive and other senior executives of the company.

NOW, THEREFORE, the Company and the Executive hereby amend the Agreement by entering into this Second Amendment to the Agreement (this “Second Amendment”) as follows:

Section 1. Amendment. Section 1.3 of Article I of the Agreement, as amended, is hereby amended to provide that the defined term “Initial Term” shall mean March 2, 2012.

Section 2. Effect of Amendment. Except as and to the extent expressly modified by this Second Amendment, the Agreement, as amended, shall remain in full force and effect in all respects.

Section 3. Counterparts. This Second Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

Section 4. Governing Law. This Second Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without regard to its conflict of laws rules.

[Signature page(s) follow(s)]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

O’CHARLEY’S INC.

By:
Name:
Title:

EXECUTIVE

Name:
Title

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